Exhibit 10.14

CHEMIOCARE INC.
2018 DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN

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Article 6. Stock Options		7
6.1	Grant of Options	7
6.2	Award Agreement	7
6.3	Option Exercise Price	7
6.4	Payment of Exercise Price	7

Article 7. Restricted Shares		8
7.1	Grant of Restricted Shares	8
7.2	Award Agreement	8
7.3	Consideration for Restricted Shares	8
7.4	Effect of Forfeiture	8
7.5	Escrow; Legends	9

Article 8. Amendment, Modification, and Termination		9
8.1	Amendment, Modification, and Termination	9
8.2	Awards Previously Granted	9

Article 9. Withholding		9
9.1	Required Withholding	9
9.2	Notification under Code Section 83(b)	10

Article 10. Additional Provisions		10
10.1	Successors	10
10.2	Severability	10
10.3	Requirements of Law	11
10.4	Securities Law Compliance	11
10.5	Transfer Restrictions; Repurchase Right	11
10.6	No Rights as a Stockholder	12
10.7	Non-Exclusivity of Plan	12
10.8	Governing Law	12
10.9	Unfunded Status of Awards; Creation of Trusts	13
10.10	Affiliation	13
10.11	Participation	13
10.12	Military Service	13
10.13	Construction	13
10.14	Headings	13
10.15	Obligations	13
10.16	No Right to Continue as Director	13
10.17	Stockholder Approval	13

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CHEMIOCARE INC.

2018 DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN

Article 1.
Effective Date, Objectives and Duration

1.1 Effective Date of the Plan. ChemioCare Inc., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), hereby adopts the 2018 Directors Stock Option and Restricted Stock Plan (the “Plan”) on [__], 2018 (the “Effective Date”), subject to approval by the Company’s stockholders.

1.2 Objectives of the Plan. The Plan is intended to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (the “Board”) to amend or terminate the Plan at any time pursuant to Article 9 hereof, until the earlier of the tenth (10th) anniversary of the Effective Date, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate”

means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

2.2 “Award”

means Options and Restricted Shares granted under the Plan.

2.3 “Award Agreement”

means a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan. The Board may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.6 “Common Stock” means the common shares in the capital of the Company.

2.7 “Effective Date” has the meaning set forth in Section 1.1.

2.8 “Eligible Person” means any individual who is a Non-Employee Director of, the Company or any Affiliate.

2.9 “Exercise Price”  means with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option.

2.10 “Fair Market Value”  of a Share means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on an established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date or the preceding trading day. Unless the Board determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Board in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

2.11 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Board.

2.12 “Grantee” means a person who has been granted an Award.

2.13 “Holder” means, a Person holding any Shares pursuant to an Award made under this Plan, including the Grantee, any beneficiary of a deceased Grantee and any Permitted Transferee (as described in Section 5.4(c)).

2.14 “Including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.15 “Non-Employee Director” means a member of the Board (or the board of directors of any Affiliate) who is not an employee of the Company or any Affiliate.

2.16 “Option” means an option granted under Article 6 of the Plan.

2.17 “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.18 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.19 “Restricted Shares” means Shares, granted under Article 7, that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.20 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.21 “Share” means a share of Common Stock, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.22 “Surviving Company” means the surviving corporation in any merger, consolidation, amalgamation, or other form of corporate reorganization or other transaction involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding stock of the Company.

2.23 “Term” of any Option means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled. No Option granted under this Plan shall have a Term exceeding 10 years.

2.24 “Termination of Affiliation” occurs on the first day on which an individual is for any reason ceases to be a Non-Employee Director.

Article 3.
Administration

3.1 The Plan shall be administered by the Board. The acts of a majority of the members of the Board present at any meeting, or acts unanimously approved in writing shall be the acts of the Board.

3.2 The Board shall have full power and authority, subject to the provisions of the Plan, (a) to grant Awards to Eligible Persons and determine the terms and conditions applicable to each Award Agreement (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement (provided that the consent of a Grantee shall not be required for any amendment which does not adversely affect the rights of the Grantee or which is necessary or advisable to carry out the purpose of the Award as a result of any change in applicable law), (b) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and (c) to issue interpretations of, the provisions of the Plan and any outstanding Award Agreements as it may deem necessary or advisable. In addition, the Board shall have full power and authority to administer and interpret the Plan and any Award Agreement and make modifications, as it deems appropriate to conform the Plan and all actions pursuant to the Plan to any regulation or to any change in any law or regulation applicable to the Plan.

3.3 All actions taken and all interpretations and determinations made by the Board in good faith (including determination of the Option price) shall be final and binding upon all Grantees, the Company and all other interested persons. No Director shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all Directors shall, in addition to their rights as Directors, be fully protected by the Company with respect to any such action, determination or interpretation.

Article 4.
Shares Subject to the Plan

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the maximum number of Shares hereby reserved for delivery under the Plan shall be [10% of the fully diluted shares as at xx, 20xx].

If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. For the avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 Adjustments in Authorized Shares and Awards; Corporate Transactions; and Liquidation or Dissolution.

(a) Adjustment in Authorized Shares and Awards. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted Shares. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options to the extent that such adjustment would subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number and no fractional shares of Shares shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section 4.2 shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the Board pursuant to this Section 4.2 shall be conclusive and binding on all Plan Grantees.

(b) Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Board shall accelerate the vesting of all outstanding Awards and with respect to any such outstanding Options, the Board may either (i) allow all Grantees to exercise such Options within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Options in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price payable with respect to such outstanding Options) if such Options were exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c) Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. Additionally, the Board may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Grantees to exercise such Awards of Options within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

Article 5.
Eligibility and General Conditions of Awards

5.1 Eligibility. The Board may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Affiliation. The Board may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 8.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Board shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Business Corporations Act (British Columbia), Awards may be granted for no consideration other than past services. Except as otherwise set forth in an Award Agreement or as otherwise determined by the Board pursuant to this Section 5.3, all Awards that remain subject to a risk of forfeiture or which are not otherwise vested at the time of a Termination of Affiliation shall be forfeited to the Company and all Options s which have not been exercised shall expire three months after Termination of Affiliation.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “QDRO”) as defined in the Code or Title I of the United States Employee Retirement Income Security Act of 1974, as amended or pursuant to any similar domestic relations legislation in any applicable legal jurisdiction outside of the United States.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO (or an order issued pursuant to domestic relations legislation in any applicable legal jurisdiction outside of the United States), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement or approved by the Board, Options and Restricted Shares, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Option may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Board, a Grantee may, in the manner established by the Board, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Board.

(d) Nothing herein shall be construed as requiring the Board to honor a QDRO (or an order issued pursuant to domestic relations legislation in any applicable legal jurisdiction outside of the United States) except to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Board may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

Article 6.
Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Board shall determine.

6.3 Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Board but may not be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4 Payment of Exercise Price. Except as otherwise provided by the Board in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check or wire transfer;

(b) with the approval of the Board, delivery of Common Stock owned by the Grantee prior to exercise valued at Fair Market Value on the date of exercise;

(c) with the approval of the Board, Shares acquired upon the exercise of such Option valued at Fair Market Value on the date of exercise;

(d) with the approval of the Board, Restricted Shares held by the Grantee prior to the exercise of the Option valued at the Fair Market Value of a Share on the date of exercise; or

(e) subject to applicable law (including the prohibited loan provisions of Section 402 of the United States Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Board may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.
Restricted Shares

7.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Board shall determine.

7.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Board shall determine. The Board may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Board, in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without Cause.

7.3 Consideration for Restricted Shares. The Board shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

7.4 Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

7.5 Escrow; Legends. The Board may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 8.
Amendment, Modification, and Termination

8.1 Amendment, Modification, and Termination. Subject to Section 8.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

8.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award, unless such amendment is required for listing on a recognized stock exchange.

Article 9.
Withholding

9.1 Required Withholding.

(a) The Board in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii) delivering part or all of the amount to be withheld in the form of Common Stock valued at its Fair Market Value on the Tax Date;

(iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

The Board in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b) Any Grantee who makes an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

9.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Board may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 10.
Additional Provisions

10.1 Successors. Subject to Section 4.2(b), all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

10.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

10.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

10.4 Securities Law Compliance.

(a) If the Board deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Board may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”), or under other applicable securities laws as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act and any applicable securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Board determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Board may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

10.5 Transfer Restrictions; Repurchase Right. The provisions of this Section 10.5 are in addition to and do not otherwise limit or restrict the enforceability by the Company or its shareholders of any rights of first refusal or other restrictions or limitations on transfers or any other obligations applicable to stockholders of the Company set forth in the Company’s articles of incorporation, charter or by-laws or in any stockholders’ agreement to which the Grantee may be a party.

(a) Transfer Restrictions. No Grantee or Holder may sell or otherwise transfer any Shares, except in accordance with the consent of the Board and any applicable securities laws. Any purported sale or other transfer of any Shares in violation of this Plan will not be valid and the Company will not register, nor permit any transfer agent to register any such purported sale or transfer, nor will any voting rights attaching to or relating to such Shares be exercised by the purported transferee.

(b) Repurchase Right. If a Grantee or Holder incurs a Termination of Affiliation, the Company shall have the right (but not the obligation) to repurchase all or part of the Shares issued to such Grantee and which are then still held by a Holder at a purchase price equal to the Fair Market Value of such Shares of Common Stock as of the date of such re-purchase (the “Repurchase Closing Date”) unless such Share Repurchase Event is a Termination of Affiliation due to the Grantee’s breach of fiduciary duty to the Company or any Affiliate, in which case the purchase price shall be the lower of the Fair Market Value as of such Repurchase Closing Date and the amount, if any, paid by the Grantee for such Shares. Any such repurchase shall be made pursuant to a notice of repurchase, which shall be transmitted to the Holder not later than 180 days after the occurrence of such Share Repurchase Event and at least ten (10) business days prior to Repurchase Closing Date, and which shall specify (i) the Repurchase Closing Date, (ii) the number of Shares to be repurchased by the Company, (iii) the purchase price per Share as well as the aggregate purchase price (the “Consideration”), and (iv) transmittal instructions for delivery of the Shares of Common Stock and payment of the Consideration.

(c) Termination of Restrictions. The terms and provisions of this Section 10.5 shall terminate upon the closing of the Company’s initial public offering of the Company’s Common Stock or upon such Common Stock otherwise becoming publicly traded.

10.6 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Board may require the payment of cash dividends thereon to be deferred and, if the Board so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Board may in its discretion provide for payment of interest on deferred cash dividends.

10.7 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Non-Employee Directors as it may deem desirable.

10.8 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Province of British Columbia, and the laws of Canada applicable therein.

10.9 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Board may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Board otherwise determines.

10.10 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s status as a Non-Employee Directors at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to or Non-Employee Director of the Company or any Affiliate.

10.11 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

10.12 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the United States Uniformed Services Employment and Reemployment Rights Act of 1994.

10.13 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

10.14 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.15 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

10.16 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

10.17 Stockholder Approval. All Awards granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.